United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 2)
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): November 19, 2023

Fidelity National Financial, Inc.
(Exact name of Registrant as Specified in its Charter)
001-32630
(Commission File Number)

Delaware	16-1725106
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)
601 Riverside Avenue
Jacksonville, Florida 32204
(Addresses of Principal Executive Offices)
(904) 854-8100
(Registrant's Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
FNF Common Stock, $0.0001 par value	FNF	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Current Report on Form 8-K/A (this “Current Report”) amends the Current Report on Form 8-K filed by Fidelity National Financial, Inc. (the “Company,” “FNF,” “we” or “our”) with the Securities and Exchange Commission (the “SEC”) on November 21, 2023, as amended on November 30, 2023 (the “Original Report”).

Item 8.01.	Other Events.
On November 19, 2023, the Company became aware of a cybersecurity incident that impacted certain of our systems. We promptly commenced an investigation, retained leading experts to assist the Company, notified law enforcement authorities, regulatory authorities and other stakeholders and followed our incident response plans. In addition, we took containment measures such as blocking access to certain of our systems resulting in varying levels of disruption to our businesses. The incident was contained on November 26, 2023. The systems used by the Company to provide services have been restored.

We completed our forensic investigation on December 13, 2023. We determined that an unauthorized third-party accessed certain FNF systems, deployed a type of malware that is not self-propagating, and exfiltrated certain data. The Company has no evidence that any customer-owned system was directly impacted in the incident, and no customer has reported that this has occurred. The last confirmed date of unauthorized third-party activity in the Company’s network occurred on November 20, 2023.

The Company has identified and analyzed the nature and scope of the affected systems and data. The Company has notified its affected customers and applicable state attorneys general and regulators, and approximately 1.3 million potentially impacted consumers; is providing credit monitoring, web monitoring, and identity theft restoration services; and is fielding questions from consumers.

The Company is continuing to coordinate with law enforcement, its customers, regulators, advisors and other stakeholders. FNF has been named as a defendant in several lawsuits related to this incident. The Company will vigorously defend itself against any litigation filed related to the incident.

At this time, we do not believe that the incident will have a material impact on the Company.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995 that involve risk and uncertainties. These forward-looking statements are based on our current beliefs, understandings and expectations and may relate to, among other things, statements regarding our current beliefs, understanding and expectations regarding this incident and its impact on our business, operations and financial results. These forward-looking statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied include legal, regulatory, reputational, operational, and financial risks resulting from this incident, our ongoing investigation of the incident, including the Company’s potential discovery of additional information related to the incident in connection with this investigation, any potential customer and regulatory inquiries and/or litigation to which the Company may become subject in connection with this incident, the extent of remediation and other additional costs that may be incurred by the Company in connection with this incident, the extent of insurance coverage and contractual indemnification, and the risks set forth in our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Securities and Exchange Commission on February 27, 2023, and our other filings with the Securities and Exchange Commission. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Fidelity National Financial, Inc.
Date:	January 9, 2024	By:	/s/ Anthony J. Park
			Name:	Anthony J. Park
			Title:	Chief Financial Officer